                                  EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT
                                       FOR
                              OHIO CENTRAL SAVINGS


     This Agreement is made effective as of the ____ day of _____________, 2005 ("Commencement Date") by and between Ohio Central Savings (the "Association"), a federally chartered stock savings association, with its principal administrative office at 6033 Perimeter Drive, Dublin, Ohio 43017, and Robert W. Hughes (the "Executive"). Reference to the Company shall mean OC Financial, Inc., a Maryland corporation that owns 100% of the common stock of the Association.

     WHEREAS, the Executive is currently employed as the President and Chief Executive Officer of the Association; and

     WHEREAS, the Association has converted from the mutual to the stock form of organization and has become a wholly-owned subsidiary of the Company; and

     WHEREAS, the Association desires to assure itself of the continued services of Executive pursuant to the terms of this Agreement; and

     WHEREAS, the Executive and the Association desire to enter into this Agreement to replace the Employment Agreement, dated February 16, 2001; and

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES

     During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Association (the "Executive Position"). During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Association. Failure to reelect Executive as President and Chief Executive Officer without the consent of the Executive during the term of this Agreement shall constitute a breach of this Agreement.

2.   TERMS AND DUTIES

     (a) The period of Executive's employment under this Agreement shall begin as of the Commencement Date and shall continue for thirty-six (36) full calendar months thereafter, subject to earlier termination as provided herein. Commencing on _____________, 2005 and continuing on _____________ of each year thereafter (the "Anniversary Date"), this Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice of non-renewal ("Non-Renewal Notice") is provided to Executive at least ninety (90) days prior to any such Anniversary Date, that this Agreement shall terminate at the end of thirty-six (36) months following such Anniversary Date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors of the Association ("Board") will conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall faithfully perform his duties hereunder including activities and services related to the organization, operation and management of the Association. The Executive shall report and be responsible to the Board.

     (c) Upon the Commencement Date, the existing employment agreement by and between the Executive and the Association shall terminate with no obligations thereunder to the Executive on the part of the Association except for salary and benefits accrued and unpaid as of the Commencement Date.

3.   COMPENSATION AND REIMBURSEMENT

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Association shall pay Executive as compensation a salary of not less than $___________ per year ("Base Salary"). Such Base Salary shall be payable bi-weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than January 31 of each year during the term of this Agreement and shall be effective from the first day of said month through the end of the calendar year. Such review shall be conducted by a Committee designated by the Board, and the Association may increase, but not decrease, Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Association shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Association.

     (b) The Association will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Association will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Section 3(b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Association in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Association in which Executive is eligible to participate (and he shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than termination for Cause). Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (c) The Executive shall be entitled to a minimum of twenty (20) business days of paid vacation per year. Such vacation leave days may be taken at the discretion of the Executive in consultation with the Board of Directors of the Association. The Executive shall be entitled to such other voluntary leaves of absence, with or without pay, from time to time and under such conditions as the Board of Directors may determine in its discretion. The Executive shall be entitled to not less than the same sickness and personal time benefits as apply generally to full-time Association employees.

     (d)  In addition to the Base Salary provided for by paragraph (a) of this
Section 3, the Association or the Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine. The Association shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as Executive and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Association of an itemized account of such expenses in such form as the Association may reasonably require.

4.   OUTSIDE ACTIVITIES

     The Executive may serve as a member of the board of directors of business, community and charitable organizations subject to the approval of the Board, provided that in each case such service shall not materially interfere with the performance of his duties under this Agreement or present any conflict of interest. Such service to and participation in outside organizations shall be presumed for these purposes to be for the benefit of the Association, and the Association shall reimburse the Executive his reasonable expenses associated therewith.

5.   WORKING FACILITIES AND EXPENSES

     The Executive's principal place of employment shall be at the Association's principal executive offices. The Association shall provide the Executive with an automobile suitable to the position of President and Chief Executive Officer of the Association, and such automobile may be used by the Executive in carrying out his duties under this Agreement and for his personal use such as commuting between his residence and his principal place of employment. The Association shall reimburse the executive for the cost of maintenance, use and servicing of such automobile. The Association shall reimburse the Executive for his ordinary and necessary business expenses including travel and reasonable entertainment expenses, incurred in connection with the performance of his duties under this Agreement, including, without limitation, fees for memberships in such clubs and organizations that Executive and the Board mutually agree are necessary and appropriate to further the business of the Association. Reimbursement of such expenses shall be made upon presentation to the Association of an itemized account of the expenses in such form as the Association may reasonably require.

6.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

     The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 11 and 19.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Association of Executive's full-time employment hereunder for any reason other than a termination following a Change in Control, as defined in Section 7(a) hereof, or a termination for Cause, as defined in Section 10 hereof, or a termination upon Retirement as defined in Section 9 hereof, or a termination for disability as set forth in Section 8 hereof; and (ii) Executive's resignation from the Association's employ, upon any of the following: (A) failure to elect or reelect or to appoint or reappoint Executive to Executive Position, or to elect Executive to the Board of Directors of the Association, unless consented to by Executive, (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2 above, to which Executive has not agreed in writing (and any such material change shall be deemed a continuing breach of this Agreement), (C) a relocation of Executive's principal place of employment to a location that is more than 25 miles from the location of the Association's principal executive offices as of the date of this Agreement, or a material reduction in the benefits and perquisites, including Base Salary, to Executive from those being provided as of the effective date of this Agreement (except for any reduction that is part of an employee-wide reduction in pay or benefits),
(D) a liquidation or dissolution of the Association, or (E) material breach of this Agreement by the Association. Upon the occurrence of any event described in clauses (ii) (A), (B), (C), (D) or (E) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed, except in case of a continuing breach, four calendar months) after the event giving rise to said right to elect, which termination by Executive shall be an Event of Termination. No payments or benefits shall be due to Executive under this Agreement upon the termination of Executive's employment except as specifically set forth in this Agreement.

     (b) Upon the occurrence of an Event of Termination, the Association shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a cash amount equal to the greater of (i) three (3) times the sum of (A) the highest annual rate of Base Salary paid to Executive at any time under the Agreement, and (B) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the Event of Termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended immediately prior to the Event of Termination. At the election of Executive, which election is to be made annually by January 31 (or as to the first year, within thirty days of the date of the Agreement) of each year and is irrevocable for the year in which made (and once payments commence), such payments shall be made in a lump sum or paid quarterly during the remaining term of the agreement following Executive's termination. In the event that no election is made, payment to Executive will be made in a lump sum without reduction for present value. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Association will provide at the Association's expense, life, medical and dental coverage substantially comparable, as reasonably or customarily available, to the coverage maintained by the Association for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Association employees. Such coverage shall cease thirty-six (36) months following the Event of Termination. In the alternative, the Company shall pay to Executive a cash amount equal to Executive's cost of obtaining such benefits on his own, adjusted for any federal or state income taxes Executive has to pay on the cash amount.

     (d) Upon the occurrence of an Event of Termination, and to the extent permitted by applicable regulations or policy of the Office of Thrift Supervision ("OTS"), any non-vested stock options granted to Executive under any stock option plan or restricted stock plan of the Association will fully vest.

7.   CHANGE IN CONTROL

     (a)  "Change in Control" shall mean a change in control of a nature that:
(i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities (except for any securities purchased by the Association's employee stock ownership plan or trust); or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, PROVIDED that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Company or similar transaction in which the Association or Company is not the surviving institution occurs or is effected; or (d) a proxy statement soliciting proxies from stockholders of the Company is distributed, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     (b) If any of the events described in Section 7(a) hereof constituting a Change in Control shall have occurred or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d) of this Section 7 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his resignation or his dismissal), unless such termination is (A) because of his death or Retirement, or, (B) for Disability. Upon a Change in Control, and for a period of one year thereafter, Executive shall have the right to elect to terminate his employment with the Association, for any reason, and receive the benefits provided for in this Section 7.

     (c) Upon the occurrence of a Change in Control followed by the termination of Executive's employment by the Association (including a termination referred to in the last sentence of Section 7(b) above), Executive, or, in the event of his subsequent death (subsequent to such termination), his beneficiary or beneficiaries, or his estate, as the case may be, shall receive as severance pay or liquidated damages, or both, an amount equal to three times the highest annual rate of Base Salary, and the highest rate of cash bonus awarded to Executive during the prior three years.

     (d) Upon the occurrence of a Change in Control followed by the termination of Executive's employment, the Association will provide at the Association's expense, life, medical and dental insurance coverage substantially comparable, as reasonably or customarily available, to the coverage maintained by the Association for Executive prior to his severance. Such coverage shall cease thirty-six (36) months from the date of Executive's termination of employment. In the alternative, the Association shall pay to Executive a cash amount equal to Executive's cost of obtaining such benefits on his own, adjusted for any federal or state income taxes Executive has to pay on the cash amount.

     (e) Upon the occurrence of a Change in Control followed by the termination of Executive's employment, any non-vested stock options granted to Executive under any stock option plan or restricted stock plan of the Association will fully vest.

     (f) Notwithstanding the preceding paragraphs of this Section, in the event that the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, their Termination Benefits will be reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under Section 280G of the Code or any successor thereto.

8.   TERMINATION FOR DISABILITY OR DEATH

     (a) Termination of Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify Executive for disability benefits under the Federal Social Security System. The provisions of paragraph 8(b) and (c) shall apply upon the termination Executive's employment for Disability.

     (b) The Association will pay Executive, as disability pay, an amount of cash equal to the product of one-twelfth of his Base Salary on the effective date of such termination multiplied by the number of full years and any partial year of exceeding six (6) months during which the Executive was employed by the Association or any predecessor organization.

     (c) The Association will cause to be continued life, medical and dental coverage substantially comparable, as reasonable or customarily available, to the coverage maintained by the Association for Executive prior to his termination for Disability, except to the extent such coverage may be changed in its application to all Association employees or not available on an individual basis to an employee terminated for Disability. This coverage shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Association in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Association; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; or (iv) Executive's death.

     (d) In the event of Executive's death during the term of the Agreement, his estate, legal representatives or named beneficiaries (as directed by executive in writing) shall be paid an amount of cash equal to the product of one-twelfth of Executive's Base Salary at the rate in effect at the time of Executive's death multiplied by the number of full years and any partial yeas exceeding six (6) months during which the Executive was employed by the Association or any predecessor organization.

9.   TERMINATION UPON RETIREMENT

     Termination of Executive's employment based on "Retirement" shall mean termination of Executive's employment at age 65 or in accordance with any retirement policy established by the Board with Executive's consent with respect to him. Upon termination of Executive based on Retirement, no amounts or benefits shall be due Executive under this Agreement, and Executive shall be entitled to all benefits under any retirement plan of the Association and other plans to which Executive is a party.

10.  TERMINATION FOR CAUSE

     The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Executive's employment shall not be terminated in accordance with this paragraph for any act or action or failure to act that is undertaken or omitted in accordance with a resolution of the Board or upon advice of the Association's counsel. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose, finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any non-vested stock options granted to Executive under any stock option plan of the Association, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 11 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause (unless it is determined in arbitration that grounds for Termination for Cause did not exist, in which event all terms of the options as of the date of termination shall apply, and any time periods for exercising such options shall commence from the date of resolution in arbitration).

11.  NOTICE

     (a) Any purported termination by the Association for Cause shall be communicated by Notice of Termination to Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. If, within thirty (30) days after any Notice of Termination for Cause is given, Executive notifies the Association that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration. Notwithstanding the pendency of any such dispute, the Association may discontinue to pay Executive compensation until the dispute is finally resolved in accordance with this Agreement. If it is determined that Executive is entitled to compensation and benefits under Section 6 or 7 of this Agreement, the payment of such compensation and benefits by the Association shall commence immediately following the date of resolution by arbitration, with interest due Executive on the cash amount that would have been paid pending arbitration (at the prime rate as published in THE WALL STREET JOURNAL from time to time).

     (b) Any other purported termination by the Association or by Executive shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. "Date of Termination" shall mean the date of the Notice of Termination. If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration as provided in Section 22 of this Agreement. Notwithstanding the pendency of any such dispute, the Association shall continue to pay Executive his Base Salary, and other compensation and benefits in effect when the notice giving rise to the dispute was given (except as to termination of Executive for Cause). In the event of the voluntary termination by Executive of his employment, which is disputed by the Association, and if it is determined in arbitration that Executive is not entitled to termination benefits pursuant to this Agreement, he shall return all cash payments made to him pending resolution by arbitration, with interest thereon at the prime rate as published in THE WALL STREET JOURNAL from time to time if it is determined in arbitration that Executive's voluntary termination of employment was not taken in good faith and not in the reasonable belief that grounds existed for his voluntary termination.

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the voluntary termination by the Executive for reasons other than those set forth in Section 6(a)(ii)(A) through (E), in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Association will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement, provided such dispute is resolved within the term of this Agreement. If such dispute is not resolved within the term of the Agreement, the Association shall not be obligated, upon final resolution of such dispute, to pay Executive compensation and other payments accruing beyond the term of the Agreement. Amounts paid under this Section shall be offset against or reduce any other amounts due under this Agreement.

12.  POST-TERMINATION OBLIGATIONS

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Association as may reasonably be required by the Association in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party provided, however, that the Executive shall not be required to provide information or assistance with respect to any litigation in which the Executive and the Association and the Company are adverse parties.

13.  NON-COMPETITION

     (a) Upon any termination of Executive's employment hereunder, other than a termination, (whether voluntary or involuntary) in connection with a Change in Control, as a result of which the Association is paying Executive benefits under
Section 6 of this Agreement, Executive agrees not to compete with the Association and/or the Company for a period of one (1) year following such termination within twenty-five (25) miles of any existing branch of the Association or any subsidiary of the Company or within twenty-five (25) miles of any office for which the Association, the Company or a subsidiary of the Company or the Association has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said area, cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Association and/or the Company or subsidiary of the Association or Company. The parties hereto, recognizing that irreparable injury will result to the Association and/or the Company, its business and property in the event of Executive's breach of this Subsection 13(a) agree that in the event of any such breach by Executive, the Association and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Association and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Association and/or the Company from pursuing any other remedies available to the Association and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Association and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Association. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Association or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over the Association or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Association, and Executive may disclose any information regarding the Association or the Company which is otherwise publicly available. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Association will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Association or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Association from pursuing any other remedies available to the Association for such breach or threatened breach, including the recovery of damages from Executive.

14.  SOURCE OF PAYMENTS

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Association. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid or provided by the Company.

15.  NO EFFECT EMPLOYEE BENEFITS PLANS OR PROGRAMS

     The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company or by the Executive, shall have no effect on the vested rights of the executive under the Company's or the Association's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or other employee benefit plans or programs, or compensation plans or programs in which the Executive was a participant.

16.  REQUIRED REGULATORY PROVISIONS

     (a) The Association may terminate Executive's employment at any time, but any termination by the Association's Board other than Termination for Cause as defined in Section 10 hereof shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after Termination for Cause.

     (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) (12 USC ss.1818(e)(3)) or 8(g)(1)(12 USC ss.1818(g)(1)) of the Federal Deposit Insurance Act, the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) (12 USC ss.1818(e)(4)) or 8(g)(1)(12 USC ss.1818(g)(1)) of
the Federal Deposit Insurance Act, all obligations of the Association under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Association is in default as defined in Section 3(x)(1) (12 USC ss.1813(x)(1)) of the Federal Deposit Insurance Act, all obligations of the Association under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Association, (i) by the Director of the OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in
Section 13(c) (12 USC ss.1823(c)) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

17.  NO ATTACHMENT; BINDING ON SUCCESSORS

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Association and their respective successors and assigns.

18.  ENTIRE AGREEMENT; MODIFICATION AND WAIVER

     (a) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supercedes in its entirety any and all prior agreements (including the Employment Agreement dated February 16, 2001), understandings or representations relating to the subject matter hereof, except that the parties acknowledge that this Agreement shall not impact any of the rights and obligations of the parties to the Company Employment Agreement or any of the agreements or plans referenced in the Company Employment Agreement except as set forth in Section 12(b) hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

19.  SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

20.  HEADINGS FOR REFERENCE ONLY

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

21.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Maryland but only to the extent not superseded by federal law.

22.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within twenty-five miles of Dublin, Ohio in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

23.  PAYMENT OF LEGAL FEES

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Association, provided that the dispute or interpretation has been settled by Executive and the Association or resolved in the Executive's favor.

24.  INDEMNIFICATION

     During the term of this Agreement and for a period of six (6) years thereafter, the Association shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors and officers liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Association (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Association). If such action, suit or proceeding is brought against Executive in his capacity as an officer or director of the Association, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties.

25.  SUCCESSOR TO THE ASSOCIATION

     The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association or the Company, expressly and unconditionally to assume and agree to perform the Association's obligations under this Agreement, in the same manner and to the same extent that the Association would be required to perform if no such succession or assignment had taken place.

26.  NOTICE

     For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                To the Company:                 OC Financial, Inc.
                                                6033 Perimeter Drive
                                                Dublin, Ohio 43017

                To the Association:             Ohio Central Savings
                                                6033 Perimeter Drive
                                                Dublin, Ohio 43017
                To Executive:

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SIGNATURES

     IN WITNESS WHEREOF, the Association and the Company have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers, and Executive has signed this Agreement, on the day and date first above written.

ATTEST:                       OHIO CENTRAL SAVINGS



____________________          By:
                                 -----------------------------------------------
Secretary                        Chairman of the Board, President and
                                 Chief Executive Officer

ATTEST:                       OC FINANCIAL, INC.



____________________          By:
                                 -----------------------------------------------
Secretary                        Chairman of the Board, President and
                                 Chief Executive Officer

WITNESS:                      EXECUTIVE:



____________________          By:
                                 -----------------------------------------------
                                 Robert W. Hughes
                                 Chairman of the Board, President and
                                 Chief Executive Officer